                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              AVATAR HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                          AVATAR
                                          HOLDINGS INC.
                                          255 Alhambra Circle
                                          Coral Gables, Florida 33134
                                          (305) 442-7000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 29, 1997

To the Stockholders of Avatar Holdings Inc.:

     The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida on May 29, 1997, at 10:00 a.m. local time, for the following purposes:

     1. To elect nine directors.

     2. To approve the Avatar Holdings Inc. 1997 Incentive and Capital Accumulation Plan.

     3. To approve the appointment of Ernst & Young LLP, independent accountants, to act as auditors for Avatar for the year ending December 31, 1997.

     4. To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

     YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ATTACHED TO THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR INFORMATION WITH RESPECT TO THOSE PERSONS WHO WILL BE ENTITLED TO VOTE AT THE MEETING AND OTHER RELEVANT MATTERS.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April 29, 1997.

     AVATAR HOLDINGS INC., 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 29, 1997

     This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation ("Avatar"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

                      VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

     Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     At the close of business on March 31, 1997, 9,095,102 shares of Common Stock, $1.00 par value, of Avatar ("Common Stock"), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on March 31, 1997, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading "Election of Directors." In accordance with Avatar's By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies

     When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, the proxy will be voted: (1) FOR the election as directors of Avatar of the nine nominees named therein; (2) FOR approval of the 1997 Incentive and Capital Accumulation Plan; (3) FOR approval of the appointment of Ernst & Young LLP, independent accountants, as auditors of Avatar for the year ending December 31, 1997; and (4) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

     Except for the election of directors, as to any particular proposal (i) abstentions will have the same effect as a vote against the proposal because the shares are considered present at the meeting but are not affirmative votes, and
(ii) broker non-votes are not counted in respect of the proposal.

     This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 1996, including financial statements, were first mailed to stockholders of record as of the close of business on March 31, on or about April 29, 1997.

                      PRINCIPAL STOCKHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

Principal Stockholders

     The following table sets forth, as of March 31, 1997, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

                                                                        AMOUNT AND
                                                                        NATURE OF
                                                                        BENEFICIAL   PERCENT OF
   NAME OF BENEFICIAL OWNER           ADDRESS OF BENEFICIAL OWNER       OWNERSHIP      CLASS
-----------------------------------------------------------------------------------------------
Odyssey Partners,                31 West 52nd Street                    2,107,763       23.2%
  L.P.(1)(2)                     New York, NY 10019
Spears, Benzak,                  45 Rockefeller Plaza                   1,887,476       20.8%
  Salomon &                      New York, NY 10111
  Farrell, Inc.(3)
Ronald Baron(4)                  767 Fifth Avenue                         912,161       10.0%
                                 24th Floor
                                 New York, NY 10153
-----------------------------------------------------------------------------------------------

     (1) Does not include shares owned by Leon Levy, who is Chairman of the Board and a member of the Executive Committee of Avatar and is a general partner of Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"). Mr. Levy, Jack Nash, Stephen Berger, Joshua Nash and Brian Wruble, by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a general partner of Odyssey. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odyssey. Odyssey is a private partnership engaged in investment, trading and related activities. Mr. Levy's ownership of Common Stock is indicated in the table included in "Security Ownership of Management."

     (2) By virtue of its present Common Stock ownership, Odyssey may be deemed to be a "control" person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (3) Based upon information set forth in the Schedule 13G, dated February 14, 1997, filed by KeyCorp, the parent holding company of Spears, Benzak, Salomon & Farrell, Inc. (a registered investment adviser), such shares are held for the benefit of various of its clients; it has revocable shared dispositive power with such clients; and it has no power to vote or direct the vote of such shares.

     (4) Based upon information set forth in the Schedule 13D, dated January 31, 1997, and amended Form 3, dated February 21, 1997, Ronald Baron personally owns 15,000 shares and 3,690 shares in his capacity as General Partner of Baron Capital Partners, L.P. (an investment partnership). He also has sole voting and dispositive power with respect to 37,310 shares owned by Baron Capital Partnership, L.P. In addition, Mr. Baron may be deemed to share the power to vote and dispose of 720,000 shares held by Baron Asset Fund and Baron Growth & Income Fund, which are advised by BAMCO, Inc. (a registered investment adviser controlled by him); and may be deemed to share the power to vote and dispose of 136,161 shares held by Baron Capital Management, Inc.

(a registered investment adviser controlled by him). Mr. Baron disclaims beneficial ownership of the 856,161 shares held by BAMCO, Inc. and Baron Capital Management, Inc.

Security Ownership of Management

     The following table sets forth, as of March 31, 1997, information with respect to the outstanding shares of Common Stock beneficially owned by each present director, nominee for director, by each of the Named Executive Officers identified herein under the caption "Summary Compensation Table", and by all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

                                                       AMOUNT AND NATURE OF          PERCENT OF
                  NAME OR GROUP                       BENEFICIAL OWNERSHIP(1)          CLASS
-----------------------------------------------------------------------------------------------
Leon Levy                                                     2,385,758(2)              26.2%
Milton Dresner                                                      500                    *
Edwin Jacobson                                                     None
Gerald D. Kelfer                                                   None
Leon T. Kendall                                                     200(3)                 *
Martin Meyerson                                                   2,347(4)                 *
Kenneth T. Rosen                                                  1,000                    *
Fred Stanton Smith                                                 None
Henry King Stanford                                                 200                    *
Dennis J. Getman                                                   None
Charles L. McNairy                                                 None
G. Patrick Settles                                                 None
All directors and executive officers as a group
  (consisting of 14 persons of whom 6 beneficially
  own shares of Common Stock)                                 2,390,005(2)(3)(4)        26.3%
-----------------------------------------------------------------------------------------------

     * Represents less than one percent.

     (1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

     (2) Includes 2,107,763 shares owned by Odyssey. Mr. Levy is a general partner of Odyssey and therefore may be deemed to own beneficially the shares of Common Stock owned by Odyssey. See Notes (1) and (2) to the preceding table included in "Principal Stockholders."

     (3) Does not include 200 shares owned by Mr. Kendall's wife for her own account, as to which shares Mr. Kendall disclaims beneficial ownership.

     (4) Does not include 847 shares owned by Mr. Meyerson's wife, as to which shares Mr. Meyerson disclaims beneficial ownership.

                           1.   ELECTION OF DIRECTORS

     Nine directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, nine votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as he wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to Avatar with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Nominees for director will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

     All of the nominees were elected at the May 23, 1996 Annual Meeting of Avatar's Stockholders, except Gerald D. Kelfer who was elected by the Board of Directors at its meeting held October 2, 1996. The Board of Directors met six times during 1996, including the annual meeting of directors held immediately following the 1996 Annual Meeting of Stockholders.

     The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

     The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

                                                         PRINCIPAL OCCUPATION OR
             NAME                AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Leon Levy                        71     Chairman of the Board of Avatar since January 22, 1981;
Director since                          General Partner, Odyssey Partners, L.P., a private
September 1980                          partnership engaged in investment, trading and related
                                        activities; Chairman of the Board of Oppenheimer Funds;
                                        former Chairman of the Board (1974-1985) of Oppenheimer
                                        Management Corp.; Director of S. G. Warburg & Co., Ltd.
                                        (Jersey Funds).
--------------------------------------------------------------------------------------------------
Milton Dresner                   71     Founding Partner, The Highland Companies, since 1960, a
Director since                          diversified real estate development and management organi-
July 1995                               zation; Director: Flagship Savings Bank, Hudson General
                                        Corporation, Childtime Childcare, Northern Caring Homes.
--------------------------------------------------------------------------------------------------
Edwin Jacobson                   67     Chief Executive Officer of Avatar since February 27, 1994,
Director since                          and Chairman of the Executive Committee of Avatar since
June 1992                               June 15, 1992; also, formerly President of Avatar from
                                        February 27, 1994 to February 13, 1997; also, President
                                        and Chief Executive Officer, CMC Heartland Partners, an
                                        operating general partnership of a public limited
                                        partnership engaged in the real estate business, since
                                        September 1990, and President and Chief Executive Officer,
                                        since June 1985, of Milwaukee Land Company, a
                                        non-diversified, closed-end management investment company, publicly trading since July 1993; also formerly President
                                        and Chief Executive Officer, Chicago Milwaukee
                                        Corporation, an investment company, from June 1985 until
                                        its dissolution in September 1996.
--------------------------------------------------------------------------------------------------
Gerald D. Kelfer                 51     Vice Chairman of the Board of Avatar since December 1996
Director since                          and President of Avatar since February 13, 1997; formerly
October 1996                            a principal in Odyssey Partners, L.P., from July 1994 to
                                        February 1997; and Executive Vice President, Senior
                                        General Counsel and Director of Olympia & York Companies,
                                        from 1985 to 1994.

                                                         PRINCIPAL OCCUPATION OR
             NAME                AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Leon T. Kendall                  68     Professor of Finance and Real Estate, Kellogg School of
Director since                          Management, Northwestern University, since September 1988;
May 1983                                formerly Chairman of the Board, Mortgage Guaranty
                                        Insurance Corporation, and Vice Chairman of the Board,
                                        MGIC Investment Corporation, from December 1981 to
                                        December 1989; Director of: Universal Foods Corporation;
                                        Asset Management Funds; and Chicago Board -- Options
                                        Exchange.
--------------------------------------------------------------------------------------------------
Martin Meyerson                  74     Chairman, University of Pennsylvania Foundation, The
Director since                          University Professor of Public Policy and Planning, and
May 1981                                President Emeritus, University of Pennsylvania, since
                                        February 1981, and President thereof from 1970 to 1981;
                                        President, FISCIT (Switzerland/U.S.); Director, Universal
                                        Health Services, Inc.; First Union North, Board member;
                                        Chairman, Marconi International Foundation.
--------------------------------------------------------------------------------------------------
Kenneth T. Rosen                 48     Professor of Business Administration, since 1979, and
Director since                          Chairman of the Fisher Center for Real Estate and Urban
September 1994                          Economics, since 1981, University of California, Berkeley;
                                        also President, Rosen Consulting Group, a real estate
                                        consulting business, since 1990, and Chief Executive
                                        Officer of ERE Rosen Real Estate Securities, a registered
                                        investment adviser, since February 1995; Director: Golden
                                        West Financial Corporation, The PMI Group, Inc.
--------------------------------------------------------------------------------------------------
Fred Stanton Smith               69     Vice Chairman of the Board, The Keyes Company, a real
Director since                          estate brokerage, financing, management, insurance and de-
September 1980                          velopment firm, since January 28, 1992; formerly
                                        President, The Keyes Company; Director, Eagle National
                                        Bank.
--------------------------------------------------------------------------------------------------
Henry King Stanford              81     President Emeritus, The University of Miami since July
Director since                          1981, and President Emeritus, University of Georgia since
September 1980                          July 1987; formerly President, The University of Miami,
                                        from July 1962 to June 1981; also formerly Interim
                                        President, University of Georgia, from July 1986 to June
                                        1987.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Certain Committees of the Board

     To assist it in carrying out its duties, the Board of Directors has established an Executive Committee, an Audit Committee and a Community Affairs Committee, the current members of which are as follows:

EXECUTIVE COMMITTEE                    AUDIT COMMITTEE                        COMMUNITY AFFAIRS COMMITTEE
------------------------------------------------------------------------------------------------------------------
Edwin Jacobson(1)(2)                   Leon T. Kendall(1)                     Henry King Stanford(1)
Leon Levy(2)                           Milton Dresner                         Martin Meyerson
Gerald D. Kelfer(2)                    Martin Meyerson                        William M. Porter
Fred Stanton Smith                     Fred Stanton Smith                     Fred Stanton Smith
------------------------------------------------------------------------------------------------------------------

     (1) Chairman
     (2) Officer of Avatar

     The Board of Directors has not established a Nominating Committee and, as more fully described below and under "Executive Compensation and Other Information -- Executive Committee Report on Executive Compensation," the Executive Committee performs the functions of a compensation committee.

Executive Committee

     The Executive Committee of the Board of Directors has authority to exercise most powers of the full Board of Directors in connection with matters which arise during the intervals between meetings of the Board of Directors. In addition to such other functions as are assigned to it from time to time by the Board of Directors, the Executive Committee also reviews and approves or recommends to the Board the compensation and terms of employment of all officers and employees of Avatar and its subsidiaries whose base salaries exceed $70,000 per annum. The Executive Committee met four times during the fiscal year ended December 31, 1996.

Audit Committee

     The Audit Committee of the Board of Directors recommends to the Board of Directors the appointment of the independent auditors, subject to approval by the stockholders of Avatar; reviews the independent auditors' report and management letters and reports to the Board of Directors with respect thereto; reviews with the internal auditors Avatar's accounting policies and procedures, including its internal accounting controls and internal auditing procedures; determines whether there are any conflicts of interest in financial or business matters between Avatar and any of its officers or employees; and reviews the recommendations of the independent auditors. The Audit Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Audit Committee met four times during the fiscal year ended December 31, 1996.

Community Affairs Committee

     The Community Affairs Committee of the Board of Directors monitors the reputation and standing in the community of Avatar and its various subsidiaries and divisions, and oversees the interaction of Avatar with the community. The Community Affairs Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Community Affairs Committee met once during the fiscal year ended December 31, 1996.

Directors' Compensation

     Pursuant to resolutions of the Board of Directors, compensation for directors who are not salaried employees of Avatar is $17,500 per annum. A member of the Executive Committee who is not a salaried employee of Avatar receives a fee of $500 for attendance at each meeting. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Community Affairs Committee receive additional compensation of $2,000 per annum plus a fee of $500 for attendance at each meeting.

Directors' Attendance

     In fiscal year 1996 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth information with respect to compensation of the Chief Executive Officer and the three other highest paid executive officers of Avatar whose total salary and bonus was $100,000 or more for the year ended December 31, 1996 (these four executive officers being hereinafter referred to as the "Named Executive Officers").

                                                ANNUAL COMPENSATION(1)
                                                -----------------------         ALL OTHER
  NAME AND PRINCIPAL POSITION(S)    YEAR         SALARY          BONUS       COMPENSATION(2)
--------------------------------------------------------------------------------------------
Edwin Jacobson(3)                   1996        $325,000(4)          --(4)           --
  Chief Executive Officer and       1995         325,000             --              --
  Chairman of the Executive         1994         311,731             --              --
  Committee
--------------------------------------------------------------------------------------------
Dennis J. Getman                    1996         208,000        $15,000(4)       $2,250
  Executive Vice President and      1995         208,000         12,500           2,250
  General Counsel                   1994         208,000         17,500           2,249
--------------------------------------------------------------------------------------------
Charles L. McNairy                  1996         175,000         15,000(4)        2,250
  Executive Vice President,         1995         169,000         11,500           2,250
  Treasurer and                     1994         156,065             --           2,249
  Chief Financial Officer
--------------------------------------------------------------------------------------------
G. Patrick Settles                  1996         117,143             --           1,757
  Vice President and Assistant      1995         113,754             --           1,706
  General Counsel                   1994         110,452             --           1,657
--------------------------------------------------------------------------------------------

(1) Of the Named Executive Officers, Messrs. Jacobson, Getman and McNairy also received automobile allowances and/or the use of company-leased automobiles. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees. The aggregate value of these and any additional perquisite and other personal benefits cannot be specifically or precisely ascertained but do not, in any event, exceed 10% of the total annual salary and bonus reported for each of the Named Executive Officers.

(2) Reflects for each Named Executive Officer Avatar's contribution to the 401(k) Plan.

(3) In addition to his position as Chief Executive Officer and Chairman of the Executive Committee, Mr. Jacobson served as President from February 27, 1994 to February 13, 1997. See "Employment and Other Agreements" below.

(4) For discussion of Avatar's employment agreement with Mr. Jacobson and its incentive compensation agreements with Messrs. Getman and McNairy, see "Employment and Other Agreements" below.

Employment and Other Agreements

  Employment Agreements With Edwin Jacobson

     Avatar entered into an employment agreement with Mr. Jacobson dated June 15, 1992 (as amended as of March 1, 1994, the "1992 Agreement"), pursuant to which Mr. Jacobson has been employed as Chairman of the Executive Committee and President and Chief Executive Officer of Avatar and receives a base salary of $325,000 per annum until the expiration of such agreement on June 15, 1997 (unless sooner terminated in accordance with the terms of the agreement).

     On July 27, 1995, Avatar entered into another employment agreement with Mr. Jacobson (the "1995 Agreement"), which agreement was approved at the May 23, 1996 Annual Meeting of Stockholders. The 1995 Agreement will commence on June 16, 1997 if Mr. Jacobson is continuously employed by Avatar through June 15, 1997 and is not then in breach of the 1992 Agreement. Pursuant to the 1995 Agreement, Mr. Jacobson is entitled to receive a base salary of not less than $400,000 per annum (in addition to certain other payments) until the termination of such agreement on June 16, 2000 (unless sooner terminated in accordance with the agreement).

     On February 13, 1997, the 1992 Agreement and the 1995 Agreement were amended so that Mr. Jacobson is employed as Chief Executive Officer and Chairman of the Executive Committee. Mr. Jacobson has the right to change his duties and responsibilities (including resignation as Chief Executive Officer), in which event, subject to the approval of the Board of Directors, for the balance of the contract term Mr. Jacobson would continue as Chairman of the Executive Committee and perform such other duties as may be reasonably requested by the Board of Directors.

     Pursuant to each of the 1992 Agreement and the 1995 Agreement, Mr. Jacobson was granted an Award based upon an aggregate of 150,000 shares and 75,000 shares, respectively, of Avatar Common Stock (subject to adjustment in certain events). Such Awards vest ratably during the term of each agreement and provide for Mr. Jacobson to receive, within ten days following June 16, 2000 (or the termination date, if earlier), a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar Common Stock during a specified period prior to June 16, 2000 (or the termination date, if earlier), over the closing price of Avatar Common Stock on the date of grant of each Award, multiplied by the number of shares which will have become vested. If Mr. Jacobson's employment is terminated under either employment agreement as a result of Mr. Jacobson's death, by Avatar on account of his Permanent Disability, or by him for Good Reason, 50% of his remaining unvested shares will vest and any remaining unvested shares will be forfeited. If Mr. Jacobson's employment is terminated by Avatar for Cause, any unvested shares will be forfeited.

     The 1995 Agreement will terminate upon Mr. Jacobson's death; and may be terminated (i) by Avatar, if Mr. Jacobson becomes Permanently Disabled; (ii) by Avatar, for Cause; and (iii) by Mr. Jacobson, for Good Reason. If Mr. Jacobson's employment is terminated by his death or Permanent Disability, by Avatar for Cause, or by Mr. Jacobson other than for Good Reason, Mr. Jacobson or his estate will receive his base salary through the date of termination, a final payment of $120,000 (or a lesser prorated amount in certain circumstances) and any incentive compensation payable pursuant to the Awards. If Avatar terminates Mr. Jacobson's employment other than for Cause, or if Mr. Jacobson terminates his employment for Good Reason, then Mr. Jacobson will be entitled to receive his full base salary through June 6, 2000, such final payment and any incentive compensation payable under the Awards.

     Following such termination, Mr. Jacobson may be required to mitigate damages during the period of time he is entitled to receive any payments from Avatar.

  Employment Agreement With Gerald Kelfer

     On February 13, 1997 (the "Commencement Date"), Avatar entered into an employment agreement with Mr. Kelfer, pursuant to which Mr. Kelfer will continue to be nominated as a director of Avatar and will be employed as President and, subject to his election by the Board of Directors, Vice Chairman of the Board until February 13, 2002 (unless sooner terminated in accordance with the agreement). Avatar has agreed to pay Mr. Kelfer a base salary of $450,000 for the first year of employment, with an annual increase of $20,000 on each anniversary of the Commencement Date and a $500,000 bonus per annum, payable no later than 30 days after each applicable anniversary of the Commencement Date. Avatar also has agreed to pay all reasonable relocation expenses of Mr. Kelfer and Mr. Kelfer's family (not to exceed $30,000 in the aggregate) and provide Mr. Kelfer and his family with temporary living quarters near Avatar's principal office, as well as his and his family's commutation costs (not to exceed $30,000 in the aggregate).

     Mr. Kelfer's employment agreement will terminate upon Mr. Kelfer's death; and may be terminated (i) by Avatar, if Mr. Kelfer becomes Permanently Disabled;
(ii) by Avatar, for Cause;

(iii) by Mr. Kelfer, for Good Reason; and (iv) by Avatar, at its election, on the second anniversary of the Commencement Date so long as Avatar gives Mr. Kelfer at least 60 days' prior written notice of such termination (except upon a Change of Control).

     In the event of Mr. Kelfer's death, his estate will receive his accrued but unpaid base salary and a prorated bonus through the date of termination. In the event of Mr. Kelfer's Permanent Disability, he will continue to receive his base salary and a prorated bonus until he is terminated by Avatar upon written notice. If Mr. Kelfer is terminated by Avatar for Cause, or Mr. Kelfer terminates his employment for other than Good Reason, he is entitled to receive his base salary (but not his bonus) through the date of termination. If Mr. Kelfer is terminated by Avatar other than for Permanent Disability or for Cause, or Mr. Kelfer terminates his employment for Good Reason, Mr. Kelfer is entitled to receive his base salary and bonus for the balance of the term of his employment agreement. Following termination, Mr. Kelfer is required to mitigate damages during the period of time he is entitled to receive any payments from Avatar. If Avatar elects to terminate Mr. Kelfer's employment effective the second anniversary of the Commencement Date, Mr. Kelfer will be entitled to receive $450,000 over the 12-month period following termination.

  Nonqualified Stock Option Agreement with Mr. Kelfer

     Subject to the approval of the Incentive Plan (see "Approval of 1997 Incentive and Capital Accumulation Plan") by Avatar's stockholders, on February 13, 1997 Avatar entered into a Nonqualified Stock Option Agreement with Mr. Kelfer pursuant to which Mr. Kelfer has been granted an option (the "Option") to purchase 225,000 shares of Avatar Common Stock at $34.00 per share (such price being in the judgment of an appointed committee of the Board not less than 100% of the Fair Market Value as defined in the Incentive Plan). The Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

     The Option will become exercisable with respect to 45,000 shares on February 13, 1998 and on each February 13 thereafter through 2002, and any unexercised portion of the Option will expire on February 13, 2007.

     Mr. Kelfer may pay the exercise price in cash or by executing a non-recourse promissory note (bearing interest at the then applicable federal rate per annum, payable semiannually, secured by shares of common stock being purchased), so long as the amount of the note does not exceed 66 2/3% (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate exercise price of the Avatar Common Stock then being purchased pursuant to exercise of the Option. Such note is payable five years from the exercise date or, if earlier, (i) termination of employment by Avatar for Cause or by Mr. Kelfer other than for Good Reason or (ii) sale by Mr. Kelfer of underlying shares.

     Upon Mr. Kelfer's death or Permanent Disability, the Option is exercisable for one year from the date of termination. If Avatar exercises its right to terminate Mr. Kelfer's employment (other than for Cause) prior to the second anniversary of his employment, the Option to the extent not already exercised, will remain exercisable until August 13, 1999, only to the extent that it would have been exercisable on or prior to February 13, 1999. If Mr. Kelfer's employment is terminated by Mr. Kelfer for Good Reason or terminated by Avatar (other than for Cause) following the second anniversary of the Commencement Date, the Option remains exercisable in full. If Mr. Kelfer's employment is terminated by Avatar for Cause or by Mr. Kelfer for other than Good Reason, the Option, to the extent not theretofore exercised, will become null and void.

  Incentive Awards For Dennis Getman and Charles McNairy

     On January 18, 1993 and September 9, 1993, respectively, Avatar entered into incentive compensation agreements with Mr. Getman and Mr. McNairy, whereby each of Mr. Getman and Mr. McNairy was granted a stock-based long-term incentive Award (an "Award") based upon an aggregate of 15,000 shares of Avatar Common Stock (subject to adjustment in certain events), respectively, which vests with respect to 3,000 shares per year on each of the first five anniversary dates of each agreement. Such Awards provide for each of Mr. Getman and Mr. McNairy to receive, within ten days following the respective fifth anniversary date (or the respective termination date, if earlier) of their agreements, a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar Common Stock during a specified period prior to the respective fifth anniversary date (or the respective termination date, if earlier) over the closing price of Avatar Common Stock on the respective date of grant of each Award, multiplied by the number of shares which will have become vested.

     Notwithstanding any statement incorporating future filings in whole or in part, including this Proxy Statement, in any of Avatar's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report and the Performance Graph below shall not be incorporated by reference into any such filing.

Executive Committee Report on Executive Compensation

     The Executive Committee of Avatar's Board of Directors traditionally performs the functions of a compensation committee, including the review and approval of compensation and terms of employment for all officers and those employees of Avatar and its subsidiaries whose base salaries exceed $70,000 per annum. However, the compensation arrangements regarding any executive officer who is also a member of the Executive Committee has been acted on and approved by the Board of Directors (with such member not participating) or a committee thereof composed of outside directors.

     Avatar's executive compensation is intended to reward, retain and motivate management. The primary component of compensation has been base salary. However, for certain of the most senior executives, compensation packages now include stock-based long-term incentive awards (the "Awards"). The grant of these Awards is intended to align the interests of Avatar's most senior executives with those of the stockholders over the term of the Awards, and to motivate these executives to improve Avatar's long-term business position and performance. No awards were made to the Chief Executive Officer and the other executive officers of Avatar in 1996. The Executive Committee believes that Avatar's executive compensation arrangements are reasonable in light of the needs of Avatar, competitive compensation levels and the goals of retention and motivation of management.

     In determining salary levels for the executive officers, primary consideration is given to each executive's level of responsibility and individual performance, as well as compensation generally received by executives in the real estate business.

January 31, 1996                                          EXECUTIVE COMMITTEE
                                                          Edwin Jacobson, Chairman
                                                          Leon Levy
                                                          Fred Stanton Smith

Compensation Committee Interlocks and Insider Participation

     The members of the Executive Committee in 1996 were Messrs. Jacobson, Levy and Smith; on February 13, 1997, Mr. Kelfer was elected a member of the Executive Committee. Mr. Jacobson serves as Chairman of the Executive Committee and Chief Executive Officer; Mr. Levy serves as Chairman of the Board of Directors; and Mr. Kelfer serves as Vice Chairman of the Board of Directors and President.

Performance Graph

     The following graph provides a comparison of the cumulative total returns based on an investment of $100 after the close of the market on December 31, 1991 in Avatar's Common Stock, the NASDAQ Market Index and a composite peer group index (the "Peer Index") for the periods indicated, in each case assuming reinvestment of any dividends. The cumulative total returns for the NASDAQ Market Index were prepared by Media General Financial Services, Inc. ("Media General"). The Peer Index is a combination of the Real Estate Subdividers and Developers Index and the Water Utilities Index, each of which is published by Media General. The cumulative total returns for each index were prepared by Media General and were combined by Avatar to form the Peer Index based on the relative percentage of Avatar's assets applicable to each of Avatar's lines of business (i.e., real estate and water utilities) at the end of each year depicted in the graph.

         Measurement Period              Avatar Hold-
        (Fiscal Year Covered)             ings Inc.           NASDAQ          Peer Index
1991                                             100.00            100.00            100.00
1992                                             156.18            100.98            109.75
1993                                             151.12            121.13            128.52
1994                                             170.79            127.17            122.91
1995                                             157.30            164.96            145.79
1996                                             143.82            204.98            172.89

                     2. APPROVAL OF THE 1997 INCENTIVE AND
                           CAPITAL ACCUMULATION PLAN

  Background

     The Board of Directors is proposing for stockholder approval the 1997 Incentive and Capital Accumulation Plan (the "Incentive Plan"). The Incentive Plan is intended to provide incentives which will attract and retain highly competent persons as key employees of Avatar and its subsidiaries, by providing them with opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein. In addition, the Incentive Plan is intended to assist in aligning the interests of Avatar's key employees with those of its stockholders. On February 13, 1997, the Committee (as defined below) adopted, and the Board of Directors ratified, subject to stockholder approval, the Incentive Plan.

     In structuring the Incentive Plan, the Committee sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Incentive Plan. This authority will permit Avatar to keep pace with changing developments in management compensation and make Avatar competitive with those companies that offer creative incentives to attract and retain key employees. The flexibility of the Incentive Plan will allow Avatar to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. Many other companies have addressed these same issues in recent years and adopted an "omnibus" type of plan. The Incentive Plan grants the Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

     The following summary of the Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the copy of the Incentive Plan annexed to this Proxy Statement.

  Shares Available

     The Incentive Plan makes available for Benefits (as defined below) an aggregate of 425,000 shares of Avatar Common Stock, subject to certain adjustments. During the term of the Plan, the maximum number of shares of Avatar Common Stock with respect to which Benefits may be granted (or measured) to any individual participant may not exceed 225,000. Any shares of Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised and, subject to limited exceptions, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to Avatar as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits under the Incentive Plan.

  Administration

     The Incentive Plan provides for administration by a committee of the Board of Directors or a subcommittee of a committee of a Board appointed by the Board of Directors from among its members (the "Committee"), which shall be comprised solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of Treasury Regulation sec. 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Incentive Plan and to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select officers and other key employees of Avatar and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits. On February 13, 1997, the Board of Directors appointed Mr. Kendall, Mr. Dresner and Mr. Rosen as members of the Committee.

  Eligibility for Participation

     Key employees of Avatar or any of its subsidiaries are eligible to participate in the Incentive Plan. The selection of participants from eligible key employees is within the discretion of the Committee. Currently, 16 key employees are eligible to participate in the Incentive Plan.

  Types of Benefits

     The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards;
(4) performance awards; and (5) stock units (collectively, "Benefits"). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

  Stock Options

     Under the Incentive Plan, the Committee may grant awards in the form of options to purchase shares of Avatar Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options; however, no incentive stock option shall be issued to a participant in tandem with a nonqualified stock option. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise (but in no event later than ten years after the date of grant) and vesting, and the exercise price per share of stock subject to the option; however, the exercise price shall not be less than 100% of the fair market value of the Avatar Common Stock on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Avatar Common Stock then owned by the participant, by the withholding of shares of Avatar Common Stock for which a stock option is exercisable, by delivering to the Company a promissory note (or other form of indebtedness) on such terms and conditions as the Committee shall determine in its sole discretion at the date of grant, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to Avatar together with a copy of irrevocable instructions to a broker to deliver promptly to Avatar the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Incentive Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

  Stock Appreciation Rights (SARs)

     The Incentive Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Avatar Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of Avatar Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Avatar Common Stock on the date the right is granted, all as determined by the Committee. Each SAR shall be subject to such terms and conditions as the Committee shall impose from time to time.

  Stock Awards

     The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Avatar Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award shall specify whether the participant shall have, with respect to the shares of Avatar Common Stock subject to a Stock Award, all of the rights of a holder of shares of Avatar Common Stock, including the right to receive dividends and to vote the shares.

  Performance Awards

     The Incentive Plan allows for the grant of performance awards which may take the form of shares of Avatar Common Stock or stock units, or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of performance awards upon such terms as the Committee deems appropriate.

  Stock Units

     The Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A "Stock Unit" means a notational account representing one share of Avatar Common Stock. The Committee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the Incentive Plan). Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Avatar Common Stock representing the Stock Units will be distributed to the participant (unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash, or partly in cash and partly in shares of Avatar Common Stock, equal to the value of the shares of Avatar Common Stock which would otherwise be distributed to the participant).

  Performance-Based Awards

     Certain Benefits granted under the Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon one or more of the following factors: net sales, pre-tax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Avatar Common Stock or any other publicly-traded securities of Avatar, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs, or any combination of the foregoing.

     With respect to Performance-Based Awards, the Committee shall establish in writing, (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

  Other Terms of Benefits

     The Incentive Plan provides that Benefits shall not be transferable other than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts for the benefit of such person or family partnerships.

     Upon the grant of any Benefit under the Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted under the Incentive Plan after February 13, 2007. The Board of Directors reserves the right to amend, suspend or terminate the Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits.

     The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of Avatar.

  Certain Federal Income Tax Consequences

     The statements in the following paragraphs of the principal federal income tax consequences of Benefits under the Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by Avatar from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

     Further, if after exercising an ISO, an employee disposes of the Avatar Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Avatar Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an ISO by delivering Avatar Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Avatar Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

     Avatar will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Avatar Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, Avatar generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to Avatar and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

     Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the Incentive Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Avatar Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

     As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (the "Deferral Period")) for any individual who is an officer or director of Avatar or a beneficial owner of more than ten percent (10%) of any class of equity securities of Avatar. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, Avatar may satisfy the liability in whole or in part by withholding shares of Avatar Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

     A federal income tax deduction generally will be allowed to Avatar in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to Avatar and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     If an individual exercises an NSO by delivering shares of Avatar Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and Avatar likewise generally will be entitled to an equivalent tax deduction.

     Other Awards. With respect to other Benefits under the Incentive Plan that are settled either in cash or in shares of Avatar Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Avatar Common Stock received.

     With respect to Benefits under the Incentive Plan that are settled in shares of Avatar Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture -- absent a written election pursuant to
Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") -- an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Avatar Common Stock as of that date over the price paid for such award, if any.

     The ordinary income recognized with respect to the receipt of cash, shares of Avatar Common Stock or other property under the Incentive Plan will be subject to both wage withholding and other employment taxes.

     Avatar generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Dividends and Dividend Equivalents. To the extent Benefits under the Incentive Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Incentive Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

     Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of Avatar (as defined in Section 280G of the Code), including payments under the Incentive Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to Avatar and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, Avatar believes that Stock Options, SARs and Performance-Based Awards granted under the Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

  Other Information

     The closing price of a share of Avatar Common Stock on April 23, 1997 was $32.50 per share.

     The Incentive Plan is being submitted for stockholder approval in accordance with the laws of the State of Delaware. The favorable vote of a majority of the shares of Avatar Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the Incentive Plan. If the Incentive Plan is not approved by the stockholders, the option granted to Mr. Kelfer will be voided and Avatar will reconsider the alternatives available with respect to the compensation of officers and key employees.

Board Recommendation

     The Board of Directors believes that the Incentive Plan is in the best interest of Avatar and its stockholders and therefore recommends that the stockholders vote FOR the approval of the Incentive Plan.

  New Plan Benefits

     On February 13, 1997, Avatar entered into a Nonqualified Stock Option Agreement with Mr. Kelfer, pursuant to which, subject to stockholder approval of the Incentive Plan, Mr. Kelfer was granted an option to purchase 225,000 shares of Avatar Common Stock, which option is not intended to qualify as an "incentive stock option" under Section 422 of the Code. See "Employment and Other Agreements" with respect to the Nonqualified Stock Option Agreement with Mr. Kelfer.

                           3. APPOINTMENT OF AUDITORS

     Ernst & Young LLP, independent accountants, audited the financial statements of Avatar for the fiscal year ended December 31, 1996. Such audit services consisted of the firm's examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

     Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent accountants, as auditors of Avatar for the fiscal year ending December 31, 1997. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies not otherwise limited will be voted in such manner.

                          1998 STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting in 1998 must be received by the office of the Secretary, Avatar Holdings Inc., P.O. Box 523000, Miami, Florida 33152, no later than December 24, 1997.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Avatar's officers and directors, and any persons who own more than ten percent of Avatar's Common Stock to file reports of initial ownership of Avatar's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that during the 1996 fiscal year all Section 16(a) filing requirements were complied with.

                             ADDITIONAL INFORMATION

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April 29, 1997.

                              AVATAR HOLDINGS INC.

                  1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN

     1. Purpose. The Avatar Holdings Inc. 1997 Incentive and Capital Accumulation Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees of Avatar Holdings Inc. (the "Company") and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $1.00 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees to those of its stockholders.

     2. Administration. (a) The Plan will be administered by a committee of the Board of Directors of the Company (the "Board") or a subcommittee of a committee of the Board (which may be the Company's Compensation Committee), appointed by the Board from among its members (the "Committee"), and shall be comprised solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

     (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

     3. Participants. Participants will consist of such key employees of the Company and any subsidiary corporation of the Company as the Committee in its sole discretion determines to be in a position to impact the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

     4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards, and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

     5. Common Stock Available Under the Plan. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 425,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 425,000, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 225,000 (in each case, subject to adjustments made in accordance with Section 12 hereof). Other than those shares of Common Stock subject to Benefits that are cancelled or terminated as a result of the Committee's exercise of its discretion with respect to Performance-Based Awards as provided for in Section 11, any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.

     6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of
Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          (a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the option is granted.

          (b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee determined at the date of grant, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, by delivering to the Company an executed prommissory note (or such other form of indebtedness) on such terms and conditions as the Committee shall determine in its sole discretion at the date of grant, or by a combination of these methods. In the discretion of the Committee determined at the date of grant, payment may also be made by delivering a properly executed exercise notice to the

     Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where, upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

          (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

          (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or subsidiary corporation of the Company at the date of grant. The aggregate market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary corporation of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. Notwithstanding anything to the contrary contained herein, no Incentive Stock Option may be exercised later than ten years after the date it is granted. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

     7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

     8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the

Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

     9. Performance Awards. (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. With respect to those Performance Awards that are intended to constitute Performance-Based Awards, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

     (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

     (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

     10. Stock Units. (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. Stock Units may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

     (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a Participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

     (c) Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

     (d) A "Stock Unit" means a notational account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

     11. Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards is to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, dividends and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs or any combination of the foregoing. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

     12. Adjustment Provisions; Change in Control. (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the exercisability and vesting pensions of such Benefits, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

     (b) In the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits.

     The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

     For purposes of this Section 12(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

          (A) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding common stock of the Company (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Company; or

          (B) The majority of the Company's Board of Directors is no longer comprised of the incumbent directors who constitute the Board of Directors on the Effective Date (as hereinafter defined) and any other individual(s) who becomes a director subsequent to the Effective Date whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

        (C) A sale of all or substantially all of the assets of the Company; or

          (D) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (C) above, and such transaction shall have been consummated.

     13. Transferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

     14. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines, at the date of grant, appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     15. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

     16. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

     17. Tenure. A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     18. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     19. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     20. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 20 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Benefits that may be granted to any individual under the Plan or (ii) modify the requirements as to eligibility for Benefits under the Plan; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

     21. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     22. Effective Date. (a) The Plan shall be effective as of February 13, 1997, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

     (b) This Plan shall terminate on February 13, 2007 (unless sooner terminated by the Committee).

Notice of 1997
Annual Meeting
and Proxy
                                                   Statement

--------------------------------------------------------------------------------

                                                    AVATAR
                                                    HOLDINGS INC.

                                    PROXY

                             AVATAR HOLDINGS INC.
                             255 ALHAMBRA CIRCLE
                         CORAL GABLES, FLORIDA 33134

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Edwin Jacobson and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on March 31, 1997 at the Annual Meeting of Stockholders to be held on May 29, 1997, or any adjournment or adjournments thereof.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.



                                                                                                          Please mark
                                                                                                           your votes     /X/
                                                                                                         as indicated
                                                                                                        in this example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

                                                         FOR all nominees listed at left (except           WITHHOLD AUTHORITY
                                                             as marked to the contrary below).      to vote for all nominees listed.
Item 1 - ELECTION OF NINE DIRECTORS
         Nominees: L. Levy, M. Dresner, E. Jacobson,
         G.D. Kelfer, L.T. Kendall, M. Meyerson,                             / /                                     / /
         K.T. Rosen, F.S. Smith, H.K. Stanford.

(INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


------------------------------------------------------------------------------------------------------------------------------------


                                                  FOR                         AGAINST                       ABSTAIN

Item 2 - APPROVAL OF THE
         AVATAR HOLDINGS INC. 1997
         INCENTIVE AND CAPITAL
         ACCUMULATION PLAN.                       / /                           / /                            / /



Item 3 - APPROVAL OF THE
         APPOINTMENT OF
         ERNST & YOUNG, LLP,
         INDEPENDENT                              / /                           / /                           / /
         ACCOUNTANTS,
         AS AUDITORS OF
         AVATAR HOLDINGS INC.
         FOR 1997.

Item 4 - IN THEIR DISCRETION
         THE PROXIES
         ARE AUTHORIZED
         TO VOTE UPON
         SUCH OTHER BUSINESS                      / /                           / /                           / /
         AS MAY PROPERLY COME
         BEFORE THE MEETING.


Date:                                                                 , 1997
      ----------------------------------------------------------------


----------------------------------------------------------------------------
                                (Signature)

----------------------------------------------------------------------------
                         (Signature if held jointly)

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.